UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.             )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MAINSTREET BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

The following letter is dated November 17, 2014 and is first being used on November 17, 2014.

November 17, 2014

Dear Fellow Shareholder:

We recently mailed you proxy material in connection with our upcoming Special Meeting of Shareholders to be held on Tuesday, December 9, 2014. According to our records, we have not yet received your returned proxy.

It is very important that your shares be voted, regardless of the number of shares you own. Please take a moment to VOTE your shares by returning your proxy in the postage paid return envelope provided.

Our Board of Directors unanimously recommends that you vote “FOR” all of the proposals included on the enclosed proxy sheet.

Please disregard this letter if you have already voted your shares and we apologize for any inconvenience. Thank you in advance for your vote and your support.

Sincerely,

/s/ Brenda H. Smith

Brenda H. Smith

President and Chief Executive Officer

Enclosure

Additional Information and Where To Find It

This letter is solicitation material in respect of the matters to be considered at the Special Meeting of Shareholders (the “Special Meeting”) of MainStreet BankShares, Inc. (the “Company”) to be held on December 9, 2014 in connection with the merger of the Company with and into American National Bankshares Inc. (“American National”). In connection with the proposed merger, American National filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a proxy statement/prospectus. The Form S-4 was declared effective by the SEC on October 28, 2014, and the definitive proxy statement/prospectus was first mailed to shareholders of the Company on or about November 3, 2014. Each of the Company and American National may also file with the SEC other documents regarding the proposed merger.

The Company and American National urge investors and other shareholders to read the proxy statement/prospectus and any other relevant documents filed by either party with the SEC because they contain important information about the companies and the proposed transaction.

Investors and shareholders may obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by the Company and American National through the website maintained by the SEC at http://www.sec.gov. Free copies of these documents also may be obtained by directing a request to MainStreet BankShares, Inc., 1075 Spruce Street, Martinsville, Virginia 24112, Attention: Investor Relations (telephone: (276) 632-8054) or by accessing the Company’s website at www.msbsinc.com under “SEC Filings.” The information on the Company’s website is not, and shall not be deemed to be, a part of this communication or incorporated into other filings the Company or American National makes with the SEC.

The Company and its directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the merger and the Special Meeting. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2014 annual meeting of shareholders filed with the SEC on March 25, 2014. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the proxy statement/prospectus filed with the SEC on November 3, 2014.